EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Data & Consulting Services Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, 333-118325, 333-126191 and 333-135949) and Form S-3 (File Nos. 333-116461, 333-125682, 333-130196, 333-132261, 333-132262, 333-138966 and 333-139053) of Chesapeake Energy Corporation of information from our reserve report dated February 26, 2007, entitled “Reserve and Economic Evaluation of Proved Reserves of Certain Chesapeake Energy Corporation Oil & Gas Properties As of 31 December 2006 “ and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about February 28, 2007.

DATA & CONSULTING SERVICES

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

/s/ Charles M. Boyer II

Name:	Charles M. Boyer II, PG, CPG, CCG
Title:	Operations Manager
Pittsburg Consulting Services

February 26, 2007